     As filed with the Securities and Exchange Commission on August 25, 1998
                                                  Registration No. 033-61391

================================================================================

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                   POST-EFFECTIVE AMENDMENT NO. 1 TO

                                FORM S-3

                         REGISTRATION STATEMENT
                                 Under
                       THE SECURITIES ACT OF 1933

                          HUGHES SUPPLY, INC.
         (Exact Name of Registrant as Specified in Its Charter)

            Florida                                    59-0559446
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
 Incorporation or Organization)

                         20 North Orange Avenue
                               Suite 200
                        Orlando, Florida  32801
          (Address of Principal Executive Offices) (Zip Code)

                            J. Stephen Zepf
                 Treasurer and Chief Financial Officer
                          Hughes Supply, Inc.
                         20 North Orange Avenue
                               Suite 200
                        Orlando, Florida  32801
                (Name and Address of Agent for Service)

                             (407) 841-4755
     (Telephone Number, Including Area Code, of Agent for Service)

                      Copies of Communications to:

   Benjamin P. Butterfield, Esq.                  Mark A. Loeffler, Esq.
   General Counsel and Secretary          Powell, Goldstein, Frazer & Murphy LLP
        Hughes Supply, Inc.                         Sixteenth Floor
 20 North Orange Avenue, Suite 200             191 Peachtree Street, N.E.
       Orlando, Florida 32801                    Atlanta, Georgia 30303

     This Post-Effective Amendment No.1 to the Registration Statement on Form S-3 is being filed to deregister all of the remaining shares of Common Stock that were originally registered on this Form S-3 but were not sold.

                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Orlando, State of Florida, on this 19th day of August, 1998.

                          HUGHES SUPPLY, INC.



                          By:  /s/ David H. Hughes
                               -------------------------------------------------
                               David H. Hughes
                               Chairman of the Board and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

     Signature                  Title                            Date
     ---------                  -----                            ----

/s/ David H. Hughes             Chairman of the Board            August 19, 1998
------------------------        and Chief Executive
David H. Hughes                 Officer (principal executive
                                officer)

/s/ J. Stephen Zepf             Treasurer and Chief              August 19, 1998
------------------------        Financial Officer (principal
J. Stephen Zepf                 financial and accounting
                                officer)

/s/ A. Stewart Hall, Jr.        Director                         August 19, 1998
------------------------
A. Stewart Hall, Jr.


/s/ Vincent S. Hughes           Director                         August 19, 1998
------------------------
Vincent S. Hughes


/s/ John D. Baker II            Director                         August 19, 1998
------------------------
John D. Baker II


/s/ Robert N. Blackford         Director                         August 19, 1998
------------------------
Robert N. Blackford


/s/ John B. Ellis               Director                         August 19, 1998
------------------------
John B. Ellis


/s/ H. Corbin Day               Director                         August 19, 1998
------------------------
H. Corbin Day